                                 EXHIBIT D.(XV)

                                     FORM OF
                             AMENDMENT NUMBER 14 TO
                         INVESTMENT MANAGEMENT AGREEMENT

     Pursuant to the Investment Management Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) ("HIFSCO") and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended (the "Agreement"), the following funds (the "Funds") are hereby included in the definition of Portfolio:

     -    The Hartford Balanced Income Fund

     -    The Hartford MidCap Growth Fund

     -    The Hartford Select SmallCap Value Fund

     All provisions in the Agreement shall apply to the management of the Funds, except as stated below.

     The advisory fees for the new portfolios shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the respective funds:

                                            NET ASSET VALUE    ANNUAL RATE
                                          ------------------   -----------
The Hartford Balanced Income Fund         First $250 million      X.XXX%
                                          Next $250 million       X.XXX%
                                          Next $500 million       X.XXX%
                                          Over $1 billion         X.XXX%

The Hartford MidCap Growth Fund           First $250 million      X.XXX%
                                          Next $250 million       X.XXX%
                                          Next $500 million       X.XXX%
                                          Over $1 billion         X.XXX%

The Hartford Select SmallCap Value Fund   First $250 million      X.XXX%
                                          Next $250 million       X.XXX%
                                          Next $500 million       X.XXX%
                                          Over $1 billion         X.XXX%

     This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on [___], 2006.

HARTFORD INVESTMENT FINANCIAL           THE HARTFORD MUTUAL FUNDS, INC.
SERVICES, LLC


By:                                     By:
    ---------------------------------       ------------------------------------
    John Walters                            Robert Arena
    Vice President                          Vice President